EXHIBIT 10.8.2
Artes Medical, Inc.
Artes Medical, Inc. 2006 Equity Incentive Plan
OPTION EXERCISE
AND
STOCK PURCHASE AGREEMENT
Instructions
1.	Read the entire Agreement carefully. This is a legally binding agreement between you and Artes Medical, Inc. (the “Company”).

2.	Items A – C: Insert your name and identifying information.

3.	Items D-G: Identify the stock option you want to exercise.

4.	Item H: Identify how many shares you want to purchase.

5.	Item I: Calculate the Option Price by multiplying the share number in Item H by the purchase price per share in Item E.

6.	Item J: Confirm with the Company whether a tax withholding amount should be entered in this space.

7.	Item K: Add the Option Price in Item I to the tax withholding amount, if any, in Item J. Insert the resulting Purchase Price in Item K.

8.	Item L: Identify your approved method of payment for the Shares.

9.	Signatures: Sign the Agreement in the space provided on page 10.
Important note: If you are married, your spouse also is required to sign.

10.	Submit your fully completed and signed Agreement, together with payment of the Purchase Price, to [identify department, mailstop or person to receive option forms].

Artes Medical, Inc.
Artes Medical, Inc. 2006 Equity Incentive Plan
OPTION EXERCISE AND
STOCK PURCHASE AGREEMENT
Date:

Optionholder / Purchaser

(A)	Name:

(B)	Employee number:

(C)	Residence address:

Stock option

(D)	Option Shares (total) subject to this Option:

(E)	Purchase Price per Share:

(F)	Grant Date:

(G)	Option Control Number:

Option shares purchased under this Agreement

(H)	Shares purchased:

(I)	Option Price [ (E) x (H) ]:

(J)	Tax withholding (if applicable):

(to be calculated by Company)
(K)	Purchase Price [ (I) + (J) ]:

Payment method (select one or more)

(L)	Cash or check (enclosed):

Wire transfer:

(Identify sending bank and wire transfer number)
“Cashless exercise”:

(Identify approved NASD broker-dealer and attach agreement)
Other:

(Attach Company approval for other form of payment)

1.	Exercise of Option.
          1.1.      I am exercising my right to purchase the number of shares of common stock of Artes Medical, Inc. (the “Company”) indicated on Line (H) by exercising the option identified on Lines (D) through (G). The per share purchase price of the option is indicated on Line (E) and the aggregate purchase price of the shares I am purchasing is indicated on Line (I). I acknowledge that I may be responsible for tax withholding on the shares, in which case the aggregate purchase price would be as indicated on Line (K) (which the Company will complete). The shares that I am purchasing by exercising my option are referred to in this agreement as the “Shares”. The total purchase price of the shares is referred to in this agreement as the “Purchase Price”. I acknowledge that the option I am exercising was issued under and is subject to the rules of the 2006 Equity Incentive Plan of Artes Medical, Inc. (the “Plan”).
          1.2.      With this signed agreement, I have submitted either (a) cash or a check for the amount of the Purchase Price, (b) irrevocable wire transfer instructions for the Purchase Price or (c) a certificate or certificates (or designation of such certificates if permitted by the Plan) representing shares of common stock of the Company that I have owned for at least six months if the shares were acquired by me through exercise of an option, and that have a fair market value (as determined in accordance with the Plan) as of this date equal to the Purchase Price. I recognize that other forms of payment may be permitted by the written approval of the Administrator.
2.	Representations
          2.1.      Taxes. The Company has made no warranties or representations to me with respect to the income tax consequences of the transactions contemplated by this Agreement and I am not relying on the Company or its representatives for an assessment of such tax consequences. I have had adequate opportunity to consult with my personal tax advisor prior to submitting this Agreement to the Company.
          2.2.      Repurchase. If the Shares are subject to a right of repurchase in favor of the Company at their original purchase price when I cease to provide services for the Company, or if I could be subject to suit under Section 16(b) of the Securities Exchange Act of 1934 with respect to the purchase of the Shares, I will execute and deliver to the Company a copy of the Acknowledgment and Statement of Decision Regarding Election Pursuant to Section 83(b) of the Internal Revenue Code (the “Acknowledgment”) attached to this Agreement as Exhibit A. I acknowledge that I am primarily responsible for filing any Section 83(b) elections although the Company will, as an accommodation to me and without assuming any liability, file a duplicate election if I promptly provide an executed form with the Acknowledgement and Statement of Decision Regarding Section 83(b). I will consult with my own tax advisor to determine if there is a comparable election to file in the state in which I reside and whether filing a federal or state Section 83(b) election is desirable under my circumstances.
          2.3.      Disqualifying Dispositions of ISO Stock. I acknowledge that if the Stock acquired by exercise of an Incentive Stock Option (as defined in Section 2.1 of the Plan) is disposed of within two years after the Grant Date (as defined in the Option Grant) or within one year after such exercise, immediately prior to the disposition I will promptly notify the Company in writing of the date and terms of the disposition and will provide such other information regarding the disposition as the Company may reasonably require.
3.	Miscellaneous Provisions.
          3.1.      Successors and Assigns. Subject to the limitations set forth in this Agreement, the benefits and obligations of this Agreement will be binding on the executors, administrators, heirs, legal representatives, successors, and assigns of the parties.
          3.2.      Costs. I will repay the Company for all costs and damages, including incidental and consequential damages and attorney’s fees, resulting from any transfer of the Shares which is not in compliance with the provisions of this Agreement.
          3.3.      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware excluding those laws that direct the application of the laws of another jurisdiction.
          3.4.      Notices. All notices and other communications under this Agreement shall be in writing. Unless and until I am notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed to:
Artes Medical, Inc.
Attention: Chief Financial Officer
at the Company’s published principal office location.
          3.5.      Communications. Unless and until I notify the Company in writing to the contrary, all notices, communications, and documents intended for me and related to this Agreement, if not delivered by hand, shall be mailed to my last known address as shown on the Company’s books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, and three business days after mailing, if by mail.
          3.6.      Arbitration. All disputes arising out of this Agreement will be finally settled by arbitration in accordance with the then existing rules of the American Arbitration Association. The arbitration will be conducted in the county of San Diego. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over it; provided that nothing in this Agreement shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties agree that service of any notices in the course of such arbitration at their respective addresses as provided for in this agreement shall be valid and sufficient.

          3.7.      This is not an employment contract. This Agreement is not to be interpreted as a guarantee or contract of continuing employment.

Artes Medical, Inc.

By:

Title:

          I hereby agree to be bound by all of the terms and conditions of this Agreement and the Plan.

Purchaser’s signature

Printed name
          The purchaser’s spouse indicates by the execution of this Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares hereby purchased.

Purchaser’s Spouse
Exhibit A – Acknowledgment and Statement of Decision Regarding Section 83(b) Election

Exhibit A
ACKNOWLEDGMENT AND STATEMENT OF DECISION
REGARDING SECTION 83(b) ELECTION
          The undersigned has entered a stock purchase agreement with Artes Medical, Inc., a Delaware corporation (the “Company”), pursuant to which the undersigned is purchasing                                         shares of Common Stock of the Company (the “Shares”). In connection with the purchase of the Shares, the undersigned hereby represents as follows:
          1.      The undersigned has carefully reviewed the stock purchase agreement pursuant to which the undersigned is purchasing the Shares.
          2.      The undersigned either [check and complete as applicable]:
(a)	___ has consulted, and has been fully advised by, the undersigned’s own tax advisor, , whose business address is , regarding the federal, state and local tax consequences of purchasing the Shares, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and pursuant to the corresponding provisions, if any, of applicable state law; or

(b)	___ has knowingly chosen not to consult such a tax advisor.
          3.      The undersigned hereby states that the undersigned has decided [check as applicable]:
(a) ___ to make an election pursuant to Section 83(b) of the Code by filing an election form with the appropriate tax authorities within 30 days of the undersigned’s purchase of common stock under the applicable purchase agreement, and is submitting to the Company, together with the undersigned’s executed purchase agreement for common stock, an executed Section 83(b) election form; or
(b) ___ not to make an election pursuant to Section 83(b) of the Code.
          4.      Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s purchase of the Shares or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Date:
[Purchaser]

Date:

[Spouse of Purchaser]